EXHIBIT 23(a)




                        Consent of Independent Auditors



      The Board of Directors
      Ace Hardware Corporation:


      We consent to the use of our report included herein and to the reference to our firm under the heading "Opinions of Experts" in the Prospectus.



      KPMG Peat Marwick LLP

      Chicago, Illinois
      March 8, 1996